EXHIBIT U

                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT
                           ---------------------------

         SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of May 12, 2003 by and among JACLYN, INC., a Delaware corporation (the "Corporation"), with offices at 635 59th Street, West New York, New Jersey 07093, and each of the persons listed on Schedule A hereto (each such person, a "Stockholder;" collectively, the "Stockholders"), residing at the address set forth beneath his or her name on Schedule A.

                              W I T N E S S E T H:

         WHEREAS, each Stockholder is the record owner of shares of common stock, $1.00 par value per share ("Common Stock"), of the Corporation; and

         WHEREAS, the Stockholders and the Corporation are parties to an Amended and Restated Stockholders' Agreement dated May 18, 1988 (the "Prior Stockholders Agreement") which imposes certain restrictions on voting and disposition of the shares of Common Stock now or hereafter owned by the Stockholders upon the terms and subject to the conditions set forth therein; and

         WHEREAS, the Stockholders and the Corporation believe that it is in their respective best interests to extend the term of the Stockholders Agreement and to otherwise amend and restate in its entirety the Prior Stockholders Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby amend and restate the Prior Stockholders Agreement to read as follows:

         1.   Restriction on Transfer of Shares of Common Stock.
              -------------------------------------------------

         Each Stockholder hereby agrees not to sell, transfer, assign, pledge, hypothecate, give, bequeath or otherwise encumber or dispose of (collectively, "transfer") any of the shares of Common Stock now owned or hereafter acquired by him or her other than as specifically permitted by the provisions of this Agreement. Any transfer not specifically permitted by the provisions hereof shall be void and shall not be effective to constitute the transferee of such shares of Common Stock a stockholder of the Corporation or entitle such transferee to any of the rights, benefits or privileges of a stockholder. The Corporation shall not recognize any transfer of shares of Common Stock unless made in compliance with the provisions hereof and shall not transfer any such shares of Common Stock on the books of the Corporation other than as specifically permitted by the provisions hereof.

         2.   Legend on Certificates.
              ----------------------

         Each certificate representing the shares of Common Stock now owned or hereafter acquired by the Stockholders shall bear the following legend:

         "The securities evidenced by this certificate are subject to the terms and provisions (including certain transfer restrictions) of a Second Amended and Restated Stockholders' Agreement dated as of May 12, 2003 (the "Stockholders' Agreement") among Jaclyn, Inc. (the "Corporation") and certain of its stockholders. A copy of the Stockholders' Agreement is on file at the office of the Corporation. No sale, transfer, assignment, pledge, hypothecation, gift, bequest or other encumbrance or disposition of the securities represented by this certificate may be made except in compliance with the terms and provisions, including the transfer restrictions, of the Stockholders' Agreement."

; provided, that any certificate bearing a legend pursuant to the Prior Stockholders Agreement shall, for all purposes of this Agreement and applicable law, be considered to contain the legend required by this Agreement.

         3.   Permitted Transfers of Shares of Common Stock.
              ---------------------------------------------

         (a) Any Stockholder may transfer all or any shares of Common Stock owned by him or her to the persons and organizations set forth below (each, a "Permitted Transferee"):

                     (i) To his or her spouse, a lineal descendant, his or
            her siblings and their respective lineal descendants or to a trust for the exclusive benefit of, or to a custodian or other requisite fiduciary for, any of the foregoing persons at any time, in a transaction that is a gift, bequest, devise or inheritance; provided that the trustee or trustees of any such trust or the custodian and other fiduciary designated, as the case may be, shall consist exclusively of the Stockholder, his or her spouse, a lineal descendant, his or her sibling or siblings or a lineal descendant thereof; or

                     (ii) To any  organization  to  which  a  contribution
            would be deductible under Section 170 of the Internal Revenue Code of 1986, as heretofore and hereafter amended, at any time, in a transaction that is a gift, bequest, devise or inheritance; provided that the Fair Market Value (as hereinafter defined) of the shares of Common Stock so transferred shall not exceed $5,000 (determined as of the date of such gift, bequest, devise or inheritance, as the case may
            be) during any calendar year. Each Stockholder who transfers shares of Common Stock pursuant to this Section 3(a)(ii) shall notify each Group Designee (as hereinafter defined) of such transfer within five (5) days after such transfer has been completed. Shares of Common Stock transferred pursuant to this
            Section 3(a)(ii) shall no longer be, and the transferee of such shares shall not be, subject to the terms and provisions of this Agreement.

As a condition to the transfer of shares of Common Stock pursuant to Section 3(a)(i), the Permitted Transferee shall be required to become a party to this Agreement and to execute and deliver to the Corporation and the other Stockholders in connection therewith such documents and instruments as the Corporation or the Stockholders Committee (as hereinafter defined) shall reasonably request. Such Permitted Transferee shall, upon the transfer of such shares to him or her, become a member of the Stockholder Group of the Stockholder who shall have transferred the shares to such Permitted Transferee.

         (b) Any Stockholder desiring to transfer shares of Common Stock to a proposed transferee other than to a Permitted Transferee in accordance with the provisions of Sections 3(a)(i) or (ii) hereof shall comply with the following terms and provisions:

                     (i) Each Stockholder  proposing to transfer shares of
            Common Stock (the "Transferor") shall give written notice of the proposed transfer (a "Transfer Notice") to the Corporation and to the members of each stockholder group ("Stockholder Group") who has been designated by the members of each such Stockholder Group to receive Transfer Notices hereunder (each, a "Group Designee"). Each Stockholder Group and the initial Group Designee thereof is set forth on Schedule B hereto (in the event of the death, mental or physical incapacity or the unwillingness to serve of a Group Designee, he or she will be succeeded as provided in Section 4(d)). Each Transfer Notice shall indicate the number of shares of Common Stock proposed to be transferred by the Transferor.

                     (ii) For a period of ten (10) days after the Transfer
            Notice shall be deemed to have been given hereunder (the "First Election Period"), the Group Designee of the Transferor's Stockholder Group shall have the right, upon notice to the Corporation, all other Group Designees and the Transferor, to purchase all or any portion of the shares of Common Stock proposed to be transferred by the Transferor at a purchase price equal to the Fair Market Value of such shares determined as of the date the Transfer Notice shall be deemed to have been given hereunder (the "Purchase Price").

                     (1) In the  event  that  during  the  First  Election
            Period the Group Designee of the Transferor's Stockholder's Group shall not have elected to purchase all of the shares of Common Stock proposed to be transferred by the Transferor or has given notice that it has elected not to purchase such shares, each Group Designee of the Stockholder Groups other than the Transferor's Stockholder Group shall have the right, for a ten (10) day period thereafter (the "Second Election Period"), upon notice to the Transferor, each other Group Designee and the Corporation, to purchase up to fifty (50%) percent of the shares of Common Stock in respect of which a notice of purchase was not given during the

            First Election Period. In the event that one Group Designee shall not elect to purchase such shares, or shall give notice that he or she has elected not to purchase such shares, the remaining Group Designee shall have the right for a five (5) day period thereafter to purchase such shares at the Purchase Price.

                     (2) In the event  that  during  the  Second  Election
            Period the Group Designees of the Stockholder Groups other than the Transferor's Stockholder's Group shall not have elected to purchase all of the shares of Common Stock available for purchase during the Second Election Period or has given notice that he or she has elected not to purchase such shares, the Corporation shall have the right, for a fifteen (15) day period thereafter (the "Second Election Period"), upon notice to the Transferor and all Group Designees, to purchase any or all of such remaining shares at the Purchase Price.

                     (3) In the  event  that the Group  Designees  and the
            Corporation shall have elected to purchase less than all the shares of Common Stock proposed to be transferred by the Transferor or have given notices that none of such shares shall be purchased by them, the Transferor shall have the right, for a period of sixty (60) days thereafter, to transfer the shares as to which an election to purchase has not been made. Shares of Common Stock transferred pursuant to this
            Section 3(b)(v) shall no longer be, and the transferee of such shares shall not be, subject to the terms and provisions of this Agreement; provided, that shares of Common Stock that have not been transferred by the Transferor within such sixty
            (60) day period shall again become subject to the provisions of this Agreement.

         (c) The closing of any transfer of shares of Common Stock to Group Designees or to the Corporation shall take place, unless otherwise agreed by the parties to the transfer, at the offices of the Corporation at 10:00 A.M. twenty-five (25) days after all election and other periods set forth in Section 3(b) have expired. At the closing, the Transferor shall deliver to the transferee or transferees of the shares of Common Stock (the "Transferee") certificates representing the shares of Common Stock to be transferred, duly endorsed in blank or accompanied by stock powers duly signed in blank. Upon delivery to the Transferee of such certificates and, if applicable, such stock powers, the Transferee shall pay to the Transferor, by certified or bank cashier's check (subject to collection), the Purchase Price.

         (d) For purposes of this Agreement, the term "Fair Market Value" shall be deemed to be the closing price of a share of Common Stock on the American Stock Exchange or on such other national securities exchange on which the Common Stock is traded (including, without limitation, the Nasdaq Stock Market) or, if the Common Stock is not traded on a national securities exchange, the average of the closing bid and asked prices for the Common Stock in the over-the-counter market. If neither the closing price on the American Stock Exchange or on a national securities exchange nor the bid and asked prices in the over-the-counter market are available, Fair Market Value shall be deemed to be the book value of the Common Stock as at the end of the immediately preceding fiscal quarter of the Corporation, determined by the independent certified public accountants of the Corporation, as shown on the Corporation's books and records which, at all times during the term of this Agreement, shall be maintained in accordance with generally accepted accounting principles.

         4.   Voting Agreement.
              ----------------

         (a) Each Stockholder agrees that, for a period from and including the date hereof and to and including April 30, 2018, he or she will vote the shares of Common Stock now owned and hereafter acquired by him or her and all other shares of Common Stock with respect to which he or she has or shares, and hereafter may have or share, voting power and (ii) shares of Common Stock hereafter transferred by a Stockholder pursuant to Section 3(a)(ii)) (the "Voting Shares"), with respect to all matters submitted to the Stockholders at any annual or special meeting of stockholders of the Corporation, or pursuant to a written consent in lieu thereof, as directed by the Stockholders' Committee (as hereinafter defined).

         (b) A committee of four persons (the "Stockholders' Committee") is hereby appointed for the purpose of directing the voting by the Stockholders of the Voting Shares upon all matters which may be submitted to the Stockholders at any annual or special meeting of stockholders of the Corporation or pursuant to a written consent in lieu thereof. The initial members of the Stockholders' Committee shall be Abe Ginsburg, Robert Chestnov, Allan Ginsburg and Howard Ginsburg. In the event of the death, mental or physical incapacity or the unwillingness to serve of a member of the Stockholders' Committee (other than Abe Ginsburg) such member shall be succeeded on the Stockholders' Committee (and each successor shall be succeeded) by the person whose name is listed next following such member's or successor's name on Schedule C hereto. In the event of the death, mental or physical incapacity or unwillingness to serve of any member (other than Abe Ginsburg) and all successors to such member, the remaining members of the Stockholders' Committee shall fill the vacancy thereby created. In the event of the death, mental or physical incapacity of Abe
Ginsburg, or Mr. Ginsburg's unwillingness to serve as a member of the Stockholders' Committee, the vacancy created thereby shall not be filled and the number of persons comprising the entire Stockholder's Committee shall contemporaneously therewith be reduced to three persons.

         (c) The presence in person or by proxy of at least two-thirds of the members of the Stockholders' Committee shall constitute a quorum for the transaction of business. The vote of at least two-thirds of the members of the Stockholders' Committee, or the unanimous written consent of all members without a meeting, shall be the act of the Stockholders' Committee. The Stockholders' Committee shall notify each Stockholder in writing of all decisions of the Stockholders' Committee.

         (d) In the event of the death, mental or physical incapacity or the unwillingness to serve of a member of a Group Designee, such Group Designee shall be succeeded (and each successor shall be succeeded) by the person whose name is listed next following such Group Designee's or successor's name on Schedule D hereto. In the event of the death, mental or physical incapacity or unwillingness to serve of any Group Designee and all successors to such Group Designee, the members of the applicable Stockholder Group, by a vote of a majority of the shares of Common Stock owned by such Stockholder Group, shall fill the vacancy thereby created.

         5.   Notices.
              -------

         Any notices required or permitted to be given under this Agreement shall be deemed duly given if in writing and when sent by certified mail, return receipt requested, to each Stockholder at his or her address set forth on Schedule A hereto, and notices to the Corporation shall be addressed to it at 635 59th Street, West New York, New Jersey 07093, Attention: Chairman of the Board, or at such other address as any Stockholder or the Corporation shall designate by similar notice to the other parties hereto.

         6.   Termination.
              -----------

         This Agreement shall terminate (a) on such date upon which all of the Stockholders may agree in writing or at such time as there shall be only one Stockholder or (b) upon the affirmative vote of at least two-thirds of the members of the Stockholders Committee and the affirmative vote of a majority of the shares of Common Stock owned by members of each Stockholder Group.

         7.   Remedies.
              --------

         The Stockholders and the Corporation acknowledge that they will be irreparably damaged in the event that this Agreement is not specifically enforced. Therefore, if any dispute should arise concerning the transfer of any of the shares of Common Stock now owned or hereafter acquired by the Stockholders, or by the Corporation from the Stockholders, an injunction may be issued restraining any transfer pending the determination of such controversy. In the event of any controversy concerning any of the rights or obligations created hereunder, such right or obligation may be enforced by a decree of specific performance. Such remedies however, shall be cumulative and not exclusive and shall be in addition to any other remedy, at law or in equity, which the parties may have under this Agreement or applicable law.

         8.   Binding Effect Benefit.
              ----------------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         9.   Entire Agreement.
              ----------------

         This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof. There are no representations, warranties, covenants or understandings relating to the subject matter hereof other than those expressly set forth herein.

         10.  Waivers.
              -------

         No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the holders of at least two-thirds of the shares of Common Stock owned by the members of each Stockholder Group; provided, that the provisions of Section 3(b) may be waived only upon the unanimous written consent of the Group Designees. No waiver of a breach of any provision hereof shall be deemed a waiver of any subsequent breach or default of any kind or nature.

         11.  Severability.
              ------------

         The invalidity or unenforceability of any provision of this Agreement, or part of any provision of this Agreement, shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         12.  Counterparts.
              ------------

         This Agreement may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which, when taken together, shall constitute one and the same instrument.

         13.  Headings.
              --------

         Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         14.  Governing Law.
              -------------

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                           JACLYN, INC.

                                           By:  /s/  Allan Ginsburg
                                                -------------------------------
                                                Allan Ginsburg, Chairman of
                                                the Board

                             STOCKHOLDER SIGNATURES

/s/ Abe Ginsburg                                 /s/ David Hartstein
Abe Ginsburg                                     David Hartstein

/s/ Sylvia Ginsburg                              /s/ Aimee Hartstein Thomas
Sylvia Ginsburg                                  Aimee Hartstein Thomas

/s/ Howard Ginsburg                              /s/ Scott Hartstein
Howard Ginsburg                                  Scott Hartstein

/s/ Randi Zinz Ginsberg                          /s/ Rohan Thomas
Randi Zinz Ginsburg                              Rohan Thomas

/s/ Howard Ginsburg                              /s/ Rachel Hartstein
Howard Ginsburg custodian for                    Rachel Hartstein
Joshua Zinz Ginsburg

/s/ Howard Ginsburg                              /s/ Marvin Schwartz
Howard Ginsburg custodian for                    Marvin Schwartz
Zachary Zinz Ginsburg

/s/ Howard Ginsburg                              THE JACOB GINSBURG FOUNDATION
Howard Ginsburg custodian for
Alexa Zinz Ginsburg
                                                 By: /s/ Abe Ginsburg
/s/ Bernice Gailing Schwartz                     Print Name:  Abe Ginsburg
Bernice Gailing Schwartz                         Print Title:    Director

/s/ Stephanie Dara Gailing                       ABE AND SYLVIA GINSBURG
Stephanie Dara Gailing                           FOUNDATION

/s/ Eric Lee Gailing                             By: /s/ Abe Ginsburg
Eric Lee Gailing                                 Print Name:  Abe Ginsburg
                                                 Print Title:    Director

/s/ Jaclyn Hartstein
Jaclyn Hartstein

                             STOCKHOLDER SIGNATURES

NATMART LTD.                                     /s/ Mickey Wolf
                                                 Mickey Wolf

By: /s/ Allan Ginsburg
Print Name:  Allan Ginsburg                      /s/ Melissa Ginsburg
Print Title:    General Partner                  Melissa Ginsburg

/s/ Natalie Ginsburg
Natalie Ginsburg                                 /s/ Bonnie Sue Levy
                                                 Bonnie Sue Levy for Jordyn
                                                 Lichtstein, a minor
By: /s/ Bonnie Sue Levy
Bonnie Sue Levy

                                                 /s/ Stephanie Zucker
/s/ Jamie Levy                                   Stephanie Zucker
Jamie Levy

/s/ Sherri Ann Levy                              NATALIE AND MARTIN GINSBURG
Sherri Ann Levy                                  FOUNDATION

/s/ Robyn Levy Wolf                              By: /s/ Natalie Ginsburg
Robyn Levy Wolf                                  Print Name:
                                                 Print Title:
/s/ Allan Ginsburg
Allan Ginsburg                                   ALLAN AND CAROLYN GINSBURG
                                                 FOUNDATION

/s/ Carolyn Ginsburg
Carolyn Ginsburg                                 By: /s/ Allan Ginsburg
                                                 Print Name:  Allan Ginsburg
                                                 Print Title:    President
/s/ Allan Ginsburg
Allan Ginsburg, custodian for
Gregory Ginsburg

/s/ Allan Ginsburg
Allan Ginsburg custodian for
Kathryn Ashley Ginsburg

/s/ Jeffrey Ginsburg
Jeffrey Ginsburg

/s/ Kenneth Ginsburg
Kenneth Ginsburg

                             STOCKHOLDER SIGNATURES

/s/ Robert Chestnov                              ALEX CHESTNOV MEMORIAL
Robert Chestnov                                  FOUNDATION

/s/ Sheila Chestnov                              By: /s/ Robert Chestnov
Sheila Chestnov                                  Print Name:  Robert Chestnov
                                                 Print Title:    Trustee
/s/ Sheila Chestnov

Sheila Chestnov custodian for                    /s/ Stephanie Chestnov
Robyn Jill Chestnov                              Stephanie Chestnov

/s/ Sheila Chestnov                              /s/ Richard Chestnov
Sheila Chestnov custodian for                    Richard Chestnov for Alexis
Michael Steven Chestnov                          Chestnov, a minor

/s/ Hannah Chestnov
Hannah Chestnov

/s/ Richard Chestnov
Richard Chestnov, Trustee under
Estate of Alex Chestnov-Non Marital Trust B

/s/ Robert Chestnov
Robert Chestnov, Trustee under
Estate of Alex Chestnov-Non-Marital Trust B

/s/ Richard Chestnov
Richard Chestnov

/s/ Neil Schiller
Neil Schiller

/s/ Robyn Schiller
Robyn Schiller

                                   SCHEDULE A
                                   ----------

                        STOCKHOLDERS' NAMES AND ADDRESSES
                        ---------------------------------

Mr. Abe Ginsburg                                 Mr. Howard Ginsburg
1512 Palisade Avenue                             CUST Zachary Zinz Ginsburg
Fort Lee, NJ 07024                               425 East 58th Street
                                                 Apartment 19H
Ms. Sylvia Ginsburg                              New York, NY 10022
1512 Palisade Avenue
Fort Lee, NJ 07024                               Ms. Bernice Gailing Schwartz
                                                 5 Cathy Terrace
Mr. Howard Ginsburg                              Englewood Cliffs, NJ 07632
425 East 58th Street
Apartment 19H                                    Ms. Stephanie Gailing
New York, NY 10022                               2717 Western Avenue, Apt. 7014
                                                 Seattle, WA 98121
Ms. Randi Zinz Ginsburg
425 East 58th Street                             Mr. Eric Lee Gailing
Apartment 19H                                    12 Veterans Way
New York, NY 10022                               Edgewater, NJ 07020


Mr. Howard Ginsburg                              Mr. Howard Ginsburg
CUST Joshua Zinz Ginsburg                        CUST Alexa Zinz Ginsburg
425 East 58th Street                             425 East 58th Street
Apartment 19H                                    Apartment 19H
New York, NY 10022                               New York, NY 10022

Mr. David Hartstein                              Ms. Aimee Hartstein Thomas
1500 Palisade Avenue, 30A                        303 East 57th Street, 9J
Fort Lee, NJ 07024                               New York, New York 10022

Ms. Jaclyn Hartstein
1500 Palisade Avenue, 30A
Fort Lee, NJ 07024

                                   SCHEDULE A
                                   ----------

                        STOCKHOLDERS' NAMES AND ADDRESSES
                        ---------------------------------


Mr. Scott Harold Hartstein                       Ms. Natalie Ginsburg
132 Bergen Court                                 800 NE 195th Street
Ridgewood, NJ 07450                              Apartment 720
                                                 No. Miami Beach, FL 33179
Natmart Ltd.
c/o Allan Ginsburg                               Mr. Allan Ginsburg
5801 Jefferson Street                            77 Pine Terrace
West New York, New Jersey 07093                  Demarest, NJ 07627

Ms. Carolyn Ginsburg                             Ms. Sheila Chestnov, custodian
77 Pine Terrace                                  for Robyn Jill Chestnov
Demarest, NJ 07627                               602 Orchard Lane
                                                 Franklin Lakes, NJ 07417
Mr. Jeffrey Ginsburg
14 Carol Road                                    Ms. Sheila Chestnov, custodian
Kinnelon, NJ 07405                               for Michael Steven Chestnov
                                                 602 Orchard Lane
Mr. Kenneth Ginsburg                             Franklin Lakes, NJ 07417
77 Pine Terrace
Demarest, NJ 07627                               Ms. Hannah Chestnov
                                                 21897 Arriba Real
Mr. Allan Ginsburg, custodian                    Boca Raton, FL 33433
for Kathryn Ashley Ginsburg
77 Pine Terrace                                  Estate of Alex Chestnov
Demarest, NJ 07627                               c/o Jaclyn, Inc.
                                                 635 59th Street
Mr. Allan Ginsburg, custodian                    West New York, NJ 07093
for Gregory Ginsburg
77 Pine Terrace                                  Ms. Bonnie Sue Levy
Demarest, NJ 07627                               200 West 86th Street
                                                 New York, New York 10024
Mr. Robert Chestnov
602 Orchard Lane                                 Ms. Jamie Levy
Franklin Lakes, NJ 07417                         201 East 69th Street, 14R
                                                 New York, New York 10021
Ms. Sheila Chestnov
602 Orchard Lane
Franklin Lakes, NJ 07417

                                   SCHEDULE A
                                   ----------

                        STOCKHOLDERS' NAMES AND ADDRESSES
                        ---------------------------------


Mr. Richard Chestnov                             Mr. Neil Schiller
17142 Whitehaven Drive                           7515 Estrella Circle
Boca Raton, FL 33496                             Boca Raton, FL 33433

Ms. Sherri Levy                                  Ms. Robyn Schiller
26 Grove Street                                  7515 Estrella Circle
New York, New York 10014                         Boca Raton, FL 33433

Ms. Robyn Levy Wolf                              Ms. Stephanie Zucker
333 East 49th Street, 9R                         1309 Birch Hill Lane
New York, New York 10017                         Mamaroneck, New York 10543

Mr. Rohan Thomas                                 Ms. Stephanie Chestnov
303 East 57th Street, 9J                         17142 Whitehaven Drive
New York, New York 10022                         Boca Raton, FL 33496

Ms. Rachel Hartstein                             Ms. Alexis Chestnov
132 Bergen Court                                 17142 Whitehaven Drive
Ridgewood, NJ 07450                              Boca Raton, FL 33496

Mr. Marvin Schwartz
5 Cathy Terrace
Englewood Cliffs, NJ 07632

Mr. Mickey Wolf
333 East 49th Street, 9R
New York, New York 10017

Ms. Melissa Ginsburg
14 Carol Road
Kinnelon, NJ 07450

Ms. Jordyn Lichtstein
c/o Ms. Bonnie Sue Levy
200 West 86th Street, 12D
New York, New York 10024

                                   SCHEDULE B
                                   ----------

                               STOCKHOLDERS GROUPS
                               -------------------

                        ROBERT CHESTNOV STOCKHOLDER GROUP
                        ---------------------------------


Howard Ginsburg                              Scott Harold Hartstein
(Group Designee)
                                             Aimee Beth Hartstein
Howard Ginsburg
CUST Joshua Zinz Ginsburg                    Rohan Thomas
Unif Gift Min Act NJ
                                             Rachel Hartstein
Randi Zinz Ginsburg
                                             Marvin Schwartz
Bernice Gailing Schwartz
                                             The Jacob Ginsburg Foundation
Stephanie Dara Gailing
                                             Abe and Sylvia Ginsburg Foundation
Eric Lee Gailing

Howard Ginsburg
cust Zachary Zinz Ginsburg
Unif Gift Min Act NJ

Howard Ginsburg
cust Alexa Zinz Ginsburg
Unif Gift Min Act NJ

Abe Ginsburg

Sylvia Ginsburg

David Hartstein

Jaclyn Hartstein

                                   SCHEDULE B
                                   ----------

                               STOCKHOLDERS GROUPS
                               -------------------

                        MARTIN GINSBURG STOCKHOLDER GROUP
                        ---------------------------------


Allan Ginsburg                           Stephanie Zucker
(Group Designee)
                                         Natalie and Martin Ginsburg Foundation
Carolyn Ginsburg
                                         Allan and Carolyn Ginsburg Foundation
Jeffrey Ginsburg

Kenneth Ginsburg

Allan Ginsburg, custodian
for Gregory Ginsburg

Allan Ginsburg, custodian
for Kathryn Ashley Ginsburg

Natmart Ltd.

Natalie Ginsburg

Bonnie Sue Levy

Jamie Levy

Robyn Levy

Sherri Levy

Mickey Wolf

Melissa Ginsburg

Jordyn Lichtstein

                                   SCHEDULE B
                                   ----------

                               STOCKHOLDERS GROUPS
                               -------------------

                        ROBERT CHESTNOV STOCKHOLDER GROUP
                        ---------------------------------


Robert Chestnov
(Group Designee)

Sheila Chestnov

Sheila Chestnov, custodian
for Robyn Jill Chestnov

Sheila Chestnov, custodian
for Michael Steven Chestnov

Hannah Chestnov

Estate of Alex Chestnov

Richard Chestnov

Stephanie Chestnov

Alexis Chestnov

Neil Schiller

Robyn Schiller

Alex Chestnov Memorial Foundation

                                   SCHEDULE C
                                   ----------

                             STOCKHOLDERS' COMMITTEE
                             -----------------------

         The initial members of the Stockholders' Committee are Abe Ginsburg, Robert Chestnov Allan Ginsburg and Howard Ginsburg. Successors for each such member (except for Abe Ginsburg, who shall have no successor) are set forth below under each member's name in order of succession:


Abe Ginsburg        Robert Chestnov       Allan Ginsburg      Howard Ginsburg
------------        ---------------       --------------      ---------------

Not Applicable      Richard Chestnov      Bonnie Sue Levy     Jaclyn Hartstein
                    Sheila Chestnov

                                   SCHEDULE D
                                   ----------

                                 GROUP DESIGNEES
                                 ---------------

         The initial Group Designees are Robert Chestnov, Allan Ginsburg and Howard Ginsburg. Successors for each such Group Designee are set forth below under his name in order of succession:

Robert Chestnov            Allan Ginsburg            Howard Ginsburg
---------------            --------------            ---------------

Richard Chestnov           Bonnie Sue Levy           Jaclyn Hartstein
Sheila Chestnov